UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2017

BUNGE LIMITED
(Exact name of Registrant as specified in its charter)

Bermuda	001-16625	98-0231912
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

50 Main Street White Plains, New York (Address of principal executive offices)	10606 (Zip code)

(914) 684-2800
(Registrant’s telephone number, including area code)

N.A.
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.02       Termination of a Material Definitive Agreement

As previously announced, in connection with the acquisition of a 70% ownership interest in IOI Loders Croklaan from IOI Corporation Berhad (the “Loders Acquisition”), on September 12, 2017, Bunge Limited Finance Corp. (“BLFC”), a wholly owned subsidiary of Bunge Limited (“Bunge”), entered into an unsecured U.S. $900,000,000 term loan agreement (the “Loan Agreement”) among BLFC, as borrower, Sumitomo Mitsui Banking Corporation (“SMBC”), as administrative agent (the “Administrative Agent”), mandated lead arranger and bookrunner, and the lenders party thereto from time to time (the “Lenders”).  The material terms and conditions of the Loan Agreement are described in the Current Report on Form 8-K filed on September 12, 2017.

Following the completion of the Offering of Senior Notes described below, on and effective as of September 25, 2017, BLFC terminated the Loan Agreement.  No funds had been drawn under the Loan Agreement as of the date of termination.

Item 8.01       Other Events

On September 25, 2017, Bunge Limited Finance Corp. (“BLFC”), a 100%-owned finance subsidiary of Bunge Limited, completed the sale and issuance (the “Offering”) of $400 million aggregate principal amount of 3.000% Senior Notes due 2022 (the “2022 Senior Notes”) and $600 million aggregate principal amount of 3.750% Senior Notes due 2027 (the “2027 Senior Notes” and, together with the 2022 Senior Notes, the “Senior Notes”), guaranteed by Bunge Limited, pursuant to an underwriting agreement entered into with Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC and SMBC Nikko Securities America, Inc., as representatives of the underwriters, dated September 18, 2017.  The 2022 Senior Notes were issued pursuant to an indenture, dated September 25, 2017 (the “2022 Indenture”), by and among BLFC, Bunge Limited and U.S. Bank National Association, as trustee.  The 2027 Senior Notes were issued pursuant to an indenture, dated September 25, 2017 (the “2027 Indenture”), by and among BLFC, Bunge Limited and U.S. Bank National Association, as trustee.

The Offering was made pursuant to a shelf registration statement on Form S-3 (Registration No. 333-211218) (the “Registration Statement”) filed with the Securities and Exchange Commission.  The net proceeds of the offering were approximately $989.2 million after deducting underwriting commissions and estimated offering expenses.  Bunge intends to use the net proceeds from this offering to fund the purchase price for the Loders Acquisition. Pending the closing of the Loders Acquisition, the net proceeds from the Offering will be used to repay outstanding indebtedness of Bunge.

The Underwriting Agreement, the 2022 Indenture, the 2027 Indenture and the opinion relating to the validity of the Senior Notes and the related guarantee have been filed as Exhibit 1.1, Exhibit 4.1, Exhibit 4.2, Exhibit 5.1 and Exhibit 23.1, respectively, to this Current Report on Form 8-K and each is incorporated by reference into this Report and the Registration Statement.

Bunge issued a press release announcing the pricing of the Offering on September 18, 2017.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01       Financial Statements and Exhibits.

(d)                             Exhibits

Exhibit No.	Description

1.1
Underwriting Agreement, dated September 18, 2017, among Bunge Limited Finance Corp., Bunge Limited, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC and SMBC Nikko Securities America, Inc.

4.1	Indenture, dated September 25, 2017, by and among Bunge Limited Finance Corp., Bunge Limited and U.S. Bank National Association (including the form of 2022 Senior Note)

4.2	Indenture, dated September 25, 2017, by and among Bunge Limited Finance Corp., Bunge Limited and U.S. Bank National Association (including the form of 2027 Senior Note)

5.1	Opinion of Reed Smith LLP as to the validity of the Senior Notes of Bunge Limited Finance Corp. and the related Guarantees by Bunge Limited

23.1	Consent of Reed Smith LLP (included in Exhibit 5.1)

99.1	Press Release Announcing the Pricing of the Senior Notes, dated September 18, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 26, 2017

BUNGE LIMITED

	By:	/s/ Carla L. Heiss
		Name:	Carla L. Heiss
		Title:	Deputy General Counsel, Chief Compliance Officer and Secretary